Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Thermo Fisher Scientific Inc. of our report dated February 20, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Thermo Fisher Scientific Inc. 's Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2025
1